Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-8 of our report dated March 31, 2026 with respect to the audited consolidated financial statements of Synergy CHC Corp. (the “Company”) as of and for the years ended December 31, 2025 and 2024.

/s/ RBSM LLP

Houston, Texas
April 13, 2026